Exhibit 1.1
Entergy Texas Restoration Funding II, LLC
Entergy Texas, Inc.

$[290,470,000]
Senior Secured System Restoration Bonds, Series 2022-A
UNDERWRITING AGREEMENT
March [__], 2022
To the Representatives named in Schedule I hereto
of the Underwriters named in Schedule II hereto
Ladies and Gentlemen:
1.Introduction. Entergy Texas Restoration Funding II, LLC, a Delaware limited liability company (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell $[290,470,000] aggregate principal amount of its Senior Secured System Restoration Bonds, Series 2022-A (the “Bonds”), identified in Schedule I hereto, to the Underwriters named in Schedule II hereto. The Issuer and Entergy Texas, Inc., a Texas corporation and the Issuer’s direct parent (“ETI”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.
The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof, and the term “Underwriter” shall be deemed to mean any one of such Underwriters. If the entity or entities listed in Schedule I hereto (the “Representatives”) are the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such entity or entities. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto as a Representative, any action under or in respect of this underwriting agreement (this “Underwriting Agreement”) may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.
Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture (as defined below).
2.Description of the Bonds. The issuance of the Bonds is authorized by the Financing Order, Docket No. 52302 (the “Financing Order”), issued by the Public Utility Commission of Texas (the “PUCT”) on January 14, 2022, in accordance with Sections 36.401-36.406 of Subchapter I of Chapter 36 of the Texas Utilities Code (together with Sections 39.301-39.313 of Subchapter G of Chapter 39 of the Texas Utilities Code, the “Financing Act”). The Bonds will be issued pursuant to an indenture to be dated as of the Closing Date (as defined below), as supplemented by a series supplement thereto relating to the Bonds (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”) and as securities intermediary. The Bonds will be senior secured obligations of the Issuer and will be secured principally by transition property (as more fully described in the Financing Order, the “Transition Property”) to be sold to the Issuer by ETI pursuant to a purchase and sale agreement, to be dated as of the Closing Date, between

ETI and the Issuer (the “Sale Agreement”). The Transition Property securing the Bonds will be serviced pursuant to a servicing agreement, to be dated as of the Closing Date, between ETI, as servicer, and the Issuer, as owner of the Transition Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).
3.Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:
(a)The Bonds have been registered on Form SF-1 pursuant to guidance from the Securities and Exchange Commission (the “Commission”) and the Issuer and the Bonds meet the requirements for the use of Form SF-1 under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and ETI, in its capacity as co-registrant and in its capacity as sponsor and depositor with respect to the Bonds, have prepared and filed with the Commission a registration statement on such form on September 3, 2021, as amended by Amendment No. 1 thereto filed February 1, 2022 and Amendment No. 2 thereto filed March [__], 2022, including a preliminary prospectus, for the registration under the Securities Act of up to $294,450,000 aggregate principal amount of the Bonds. Such registration statement, as amended (“Registration Statement Nos. 333-259293 and 333-259253-01”), has been declared effective by the Commission, no stop order suspending such effectiveness has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement Nos. 333-259293 and 333-259253-01, including any amendment thereto, and any information in a prospectus, as amended or supplemented as of the Effective Date (as defined below), deemed or retroactively deemed to be a part thereof pursuant to Rule 430A (“Rule 430A”) under the Securities Act that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties hereto agree is the time of the first contract of sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds. For purposes of this definition, information contained in a form of prospectus (as amended or supplemented as of the Effective Date) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. The final prospectus relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Final Prospectus.” The most recent preliminary prospectus that omitted information to be included upon pricing (whether or not filed with the Commission pursuant to Rule 424(b) under the Securities Act) and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time is referred to herein as the “Pricing Prospectus.” The Pricing Prospectus, the Issuer Free Writing Prospectus (as defined below) identified in Section B of Schedule III hereto and the data used to produce the CDI InTex file (the “CDI InTex File”) considered together are referred to herein as the “Pricing Package”.
(b)At (i) the time of filing Registration Statement Nos. 333-259293 and 333-259253-01, (ii) the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (iii) the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(c)At the time the Registration Statement initially became effective, at the time of each amendment thereto (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”)

and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; and the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and as of the Closing Date, the Final Prospectus fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder, and the Final Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties in this Section 3(c) shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below), or to any statements in or omissions from any Statement of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement, or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to the book-entry system of The Depository Trust Company (“DTC”) that are based solely on information contained in published reports of DTC.
(d)As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus, each Issuer Free Writing Prospectus and the CDI InTex File did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amounts, the tranches, the proceeds to the Issuer, the underwriters’ allocation for each tranche, the selling concessions, the reallowance discounts, the issuance date, the initial principal balances, the scheduled payment dates, the scheduled final payment dates, the final maturity dates, the expected weighted average lives and related sensitivity data, the expected amortization schedule and the expected sinking fund schedule, in each case, relating to or in respect of the Bonds, described in the Pricing Prospectus were subject to completion or change based on market conditions, and the interest rate, the price to the public and the underwriting discounts and commissions for each tranche as well as certain other information dependent on the foregoing and other pricing-related information, in each case, relating to or in respect of the Bonds, were not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the Closing Date, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term “Applicable Time” mean [____] P.M., New York City time ([____] P.M., Central time), on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, ETI and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each Free Writing Prospectus listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Free Writing

Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.
(e)Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the Issuer or ETI notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) ETI or the Issuer has promptly notified or will promptly notify the Representatives and (ii) ETI or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.
(f)The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the LLC Agreement, the Administration Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Basic Documents”) and to own its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus. The Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of the Issuer (an “Issuer Material Adverse Effect”). The Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus. The Issuer is not a party to or bound by any agreement or instrument other than the Basic Documents and other agreements or instruments incidental to its formation, the rating of the Bonds and the engagement of professionals such as lawyers, accountants and the Indenture Trustee entered into in connection with the issuance of the Bonds. The Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Basic Documents and as described in the Pricing Prospectus. ETI is the beneficial owner of all of the limited liability company interests of the Issuer. Based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.
(g)The issuance and sale of the Bonds by the Issuer, the purchase of the Transition Property by the Issuer from ETI, the execution, delivery and compliance by the Issuer with all of the provisions of the Basic Documents to which the Issuer is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds or would have an Issuer Material Adverse Effect nor will such action result in any violation of the Issuer’s Certificate of Formation or the LLC Agreement (collectively, the

“Issuer Charter Documents”) or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties.
(h)This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.
(i)The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have an Issuer Material Adverse Effect, and (iii) is not in violation of any statute, order, rule or regulation to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have an Issuer Material Adverse Effect.
(j)The Indenture has been duly authorized by the Issuer and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. On the Closing Date, the Indenture will (i) comply as to form with the requirements of the Trust Indenture Act and (ii) conform to the description thereof in the Pricing Prospectus and the Final Prospectus.
(k)The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy; and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and the Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and the Final Prospectus.
(l)There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Issuer, the Transition Property or the Bonds required to be disclosed in the Pricing Prospectus that is not adequately disclosed in the Pricing Prospectus.
(m)Other than any necessary action of the PUCT, any filings required under the Financing Act or the Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any court or governmental agency, authority or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties) is legally required for the issuance and sale by the Issuer of the Bonds.
(n)None of the Issuer or, to the knowledge of the Issuer, any director, officer, agent, employee or subsidiary of the Issuer is a person currently listed on any publicly available sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department on its official website, www.treasury.gov/resource-center/sanctions, or any replacement website (a “Sanctioned Person”). The Issuer will not directly or indirectly use the proceeds of the offering of the Bonds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any Sanctioned Person.
(o)Neither the Issuer nor ETI is, nor, after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus and the Final Prospectus, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
(p)Relying on an exclusion or exemption from the definition of “investment company” under Rule 3a-7 under the 1940 Act, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(q)The Accounting Firm (as defined herein), who has performed certain agreed upon procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, is a firm of independent public accountants with respect to the Issuer as required by the Securities Act and the rules and regulations of the Commission thereunder.
(r)Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and the LLC Agreement has been duly and validly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto on or prior to the Closing Date, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy.
(s)The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), set forth in (i) the undertaking letter, dated as of [__________], [2021][2022], from [the Issuer] to Moody’s (as defined below) and (ii) the undertaking letter, dated [__________], [2021][2022], from [the Issuer] to S&P (as defined below) (together with Moody’s, the “Rating Agencies”) (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or on the rating of the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.1
1 Norton Rose to provide.

(t)The Issuer will comply, and has complied, in all material respects with its diligence and disclosure obligations in respect to the Bonds under Rule 193 under the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Securities Act.
(u)The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.
(v)The agreed upon procedure reports of the Accounting Firm referred to in Section 9(z) hereof are the only third-party reports being furnished in connection with the offering of the Bonds, and such reports do not constitute third-party due diligence reports within the meaning of Rule 15Ga-2(d) under the Exchange Act or the provision of third-party due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act.
(w)The Issuer has not (i) engaged in any Testing-the-Waters Communication (as defined below) or (ii) authorized anyone to engage in Testing-the-Waters Communications. “Testing-the-Waters Communications” mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act.
4.Representations and Warranties of ETI. ETI represents and warrants to the several Underwriters that:
(a)ETI, in its capacity as co-registrant and in its capacity as sponsor and depositor with respect to the Bonds, meets the requirements for the use of Form SF-1 under the Securities Act and has prepared and filed with the Commission (along with the Issuer, as co-registrant and issuing entity with respect to the Bonds) Registration Statement Nos. 333-259293 and 333-259253-01 for the registration under the Securities Act of up to $294,450,000 aggregate principal amount of the Bonds. Registration Statement Nos. 333-259293 and 333-259253-01 has been declared effective by the Commission, no stop order suspending such effectiveness has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of ETI, threatened by the Commission.
(b)At (i) the time of filing Registration Statement Nos. 333-259293 and 333-259253-01, (ii) the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (iii) the date hereof, ETI was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(c)At the time the Registration Statement initially became effective, at the time of each amendment thereto (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; and the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of its date and as of the Closing Date, the Final Prospectus fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder, and the Final Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 4(c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or ETI by, or on behalf of, any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information set forth in Schedule IV hereto, or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement, or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to the book-entry system of DTC that are based solely on information contained in published reports of DTC.
(d)As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus, each Issuer Free Writing Prospectus and the CDI InTex File did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amounts, the tranches, the proceeds to the Issuer, the underwriters’ allocation for each tranche, the selling concessions, the reallowance discounts, the issuance date, the initial principal balances, the scheduled payment dates, the scheduled final payment dates, the final maturity dates, the expected weighted average lives and related sensitivity data, the expected amortization schedule and the expected sinking fund schedule, in each case, relating to or in respect of the Bonds, described in the Pricing Prospectus were subject to completion or change based on market conditions, and the interest rate, the price to the public and the underwriting discounts and commissions for each tranche as well as certain other information dependent on the foregoing and other pricing-related information, in each case, relating to or in respect of the Bonds, were not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the Closing Date, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information. ETI represents, warrants and agrees that it has treated and agrees that it will treat each Free Writing Prospectus listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.
(e)Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer or ETI notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) ETI or the Issuer has promptly notified or will promptly notify the Representatives and (ii) ETI or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(f)ETI has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Registration Statement and the Pricing Prospectus, is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of ETI and its subsidiaries considered as a whole (an “ETI Material Adverse Effect”), and has all requisite power and authority to sell the Transition Property as described in the Pricing Prospectus and to otherwise execute, deliver and perform its obligations under any Basic Document to which it is a party. ETI is the beneficial owner of all of the limited liability company interests of the Issuer.
(g)ETI has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.
(h)The issuance and sale of the Bonds, the transfer by ETI of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer, the execution, delivery and compliance by ETI with all of the provisions of the Basic Documents to which ETI is a party, and the consummation by the Issuer and ETI of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which ETI is a party or by which ETI is bound or to which any of the property or assets of ETI is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds or would have an ETI Material Adverse Effect nor will such action result in any violation of ETI’s certificate of formation or by-laws, in each case, as amended (the “ETI Charter Documents”) or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over ETI or any of its properties.
(i)This Underwriting Agreement has been duly authorized, executed and delivered by ETI, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.
(j)ETI is not in (i)  violation of the ETI Charter Documents, (ii)  default and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such default that would not, individually or in the aggregate, have an ETI Material Adverse Effect, or (iii)  violation of any statute, order, rule or regulation to which it or its property may be subject, except for any such violation that would not, individually or in the aggregate, have an ETI Material Adverse Effect.
(k)There is no pending or, to the best knowledge of ETI, threatened suit or proceeding before any court or any governmental agency, authority or body or any arbitration involving ETI, the Transition Property or the Bonds required to be disclosed in the Pricing Prospectus that is not adequately disclosed in the Pricing Prospectus.
(l)Other than any necessary action of the PUCT, any filings required under the Financing Act or the Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any court or any governmental agency, authority or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which ETI makes no representations or warranties) is legally required for the issuance and sale by the Issuer of the Bonds.
(m)None of ETI or, to the knowledge of ETI, any director, officer, agent, employee or subsidiary of ETI is a Sanctioned Person. ETI will not directly or indirectly use the proceeds of the offering of the Bonds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any Sanctioned Person.
(n)Neither ETI nor the Issuer is, and after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus and the Final Prospectus, neither ETI nor the Issuer will be, an “investment company” within the meaning of the 1940 Act.
(o)Relying on an exclusion or exemption from the definition of “investment company” under Rule 3a-7 under the 1940 Act, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(p)Each of the Sale Agreement, the Servicing Agreement and the Administration Agreement has been duly and validly authorized by ETI, and when executed and delivered by ETI and the other parties thereto on or prior to the Closing Date, will constitute a valid and legally binding obligation of ETI, enforceable against ETI in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and possible limitations on enforceability of rights to indemnification or contribution by public policy.
(q)There are no Texas transfer taxes related to the transfer of the Transition Property, the pledge thereof by the Issuer to the Indenture Trustee or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by ETI or the Issuer.
(r)The Accounting Firm is a firm of independent public accountants with respect to ETI as required by the Securities Act and the rules and regulations of the Commission thereunder.
(s)ETI, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (i) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or on the rating of the Bonds or (ii) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.
(t)ETI will comply, and has complied, in all material respects with its diligence and disclosure obligations in respect to the Bonds under Rule 193 under the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Securities Act.
(u)The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

(v)The agreed upon procedure reports of the Accounting Firm referred to in Section 9(z) hereof are the only third-party reports being furnished in connection with the offering of the Bonds, and such reports do not constitute third-party due diligence reports within the meaning of Rule 15Ga-2(d) under the Exchange Act or the provision of third-party due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act.
(w)ETI has not (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone to engage in Testing-the-Waters Communications.
5.Investor Communications.
(a)The Issuer and ETI represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and ETI and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus, required to be filed by the Issuer or ETI, as applicable, with the Commission or retained by the Issuer or ETI, as applicable, under Rule 433 under the Securities Act; provided that the prior consent of the parties hereto shall be deemed to have been given in respect of the Pricing Term Sheet (as defined below) and each other Free Writing Prospectus identified in Schedule III hereto.
(b)ETI and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final pricing terms have been established for the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.
(c)Each Underwriter may provide to investors one or more Free Writing Prospectuses, including the Pricing Term Sheet, subject to the following conditions:
(i)Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined below) to any person in connection with the initial offering of the Bonds, unless such Written Communication (A) is made in reliance on Rule 134 under the Securities Act, (B) constitutes a prospectus satisfying the requirements of Rule 430A, (C) constitutes “ABS informational and computational information” as defined in Item 1101 of Regulation AB under the Securities Act, (D) is an Issuer Free Writing Prospectus listed on Schedule III hereto or (E) is an Underwriter Free Writing Prospectus (as defined below). “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.
An “Underwriter Free Writing Prospectus” means any Free Writing Prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by ETI or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Pricing Prospectus or the Pricing Term Sheet (including, without limitation, (1) the class, size, ratings, price, CUSIP, coupon, yield, spread, benchmark, status, legal maturity date of the Bonds, weighted average life, expected first payment date, expected final scheduled payment date, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of and access to the roadshow, ERISA eligibility, legal investment status and payment window in respect of one or more tranches of Bonds and (2) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention and/or expected pricing parameters of the Bonds).
(ii)Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and the Pricing Term Sheet, including but not limited to Rules 164 and 433 under the Securities Act.
(iii)All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:
The Issuer and ETI have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at (212) 902-1000 or Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or prospectus@citi.com.
The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, the Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).
(iv)Each Underwriter covenants with the Issuer and ETI that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the Commission’s website at www.sec.gov.
(v)Each Underwriter agrees and covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information”, including information with respect to ETI, as defined in Rule 433(h)(2) under the Securities Act or (y) the information in the Pricing Package, the liability arising from its use shall be the sole responsibility of the Underwriter using such Underwriter Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance by ETI; provided, however, that, for the avoidance of doubt, (A) this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof and (B) no Underwriter shall be responsible for any errors or omissions in an Underwriter Free Writing Prospectus to the extent that such error or omission related to or was derived from any information provided by the Issuer or ETI.
6.Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the aggregate purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in

Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $[__________].
7.Time and Place of Closing. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives. The hour and date of such delivery and payment are herein called the “Closing Date”. The Bonds shall be delivered to DTC or to the Indenture Trustee, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives. The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York City time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.
If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (or, if not members of FINRA, who are not eligible for membership in FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons or entities who are citizens thereof or residents therein and (ii) in making sales to comply with FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:
(a)to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-tenth (1/10) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or
(b)to procure one or more persons or entities, reasonably acceptable to the Representatives, who are members of FINRA (or, if not members of FINRA, who are not eligible for membership in FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons or entities who are citizens thereof or residents therein and (ii) in making sales to comply with FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under clause (a) and/or clause (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.
In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.
Any action taken by the Issuer or ETI under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination of this Underwriting Agreement by the Issuer under this Section 7 shall be without any liability on the part of the Issuer, ETI or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(ii) and 11 hereof.
8.Covenants.
(a)Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:
(i)If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) as in the opinion of Counsel for the Underwriters (as defined below) a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Transition Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Pricing Prospectus or the Final Prospectus in order to make the Pricing Prospectus or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Pricing Prospectus or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Prospectus or the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Prospectus or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Prospectus or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.
(ii)The Issuer or ETI will, except as herein provided, pay or cause to be paid, all reasonable costs and expenses of the Issuer, the Indenture Trustee and the Underwriters incident to the performance of the obligations hereunder, including, without limiting the generality of the foregoing, (A) all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters; (B) all costs and expenses incident to the preparation, printing, reproduction and distribution of the Registration Statement as originally filed with the Commission and each amendment or supplement thereto, the

Pricing Package (including any amendments and supplements thereto), the Final Prospectus (including any amendments and supplements thereto), and any Issuer Free Writing Prospectuses; (C) all reasonable fees, disbursements and expenses of (1) the Issuer’s counsel, (2) ETI’s counsel, (3) the Indenture Trustee’s counsel, (4) Counsel for the Underwriters, (5) the Issuer’s accountants and (6) ETI’s accountants; (D) all fees charged by the Rating Agencies in connection with the rating of the Bonds; (E) all fees of DTC in connection with the book-entry registration of the Bonds; (F) all costs and expenses incurred in connection with the qualification of the Bonds for sale under the laws of such jurisdictions in the United States as the Representatives may designate, together with costs and expenses in connection with any filing with FINRA with respect to the transactions contemplated hereby (including counsel fees not to exceed $10,000); and (G) all costs and expenses of printing and distributing all of the documents in connection the Bonds.
(iii)The Issuer will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and will advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.
(iv)If the sale of the Bonds provided for herein is not consummated because any condition set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of ETI or the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 7 hereof) by any of the Underwriters, ETI or the Issuer (x) will reimburse the Underwriters upon demand for the reasonable fees and disbursements of Counsel for the Underwriters, and (y) will reimburse the Underwriters for their reasonable out-of-pocket expenses (other than fees and disbursements of Counsel for the Underwriters covered in clause (x) above), such out-of-pocket expenses in an aggregate amount not exceeding $200,000, incurred by them in connection with the proposed purchase and sale of the Bonds. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.
(v)During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).
(vi)To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(dd) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer prior to, on or after the Closing Date, the Issuer shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.
(vii)The Issuer shall, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission, the information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.
(viii)The Issuer will furnish to the Representatives and Counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and as many copies of the Pricing Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.
(ix)So long as any of the Bonds are outstanding, the Issuer will furnish to the Representatives, if and to the extent not posted on the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or furnished to Bondholders (to the extent such reports are not publicly available on the Commission’s website), (B) a copy of any filings with the PUCT pursuant to the Financing Act and the Financing Order including, but not limited to, any issuance advice letter (“Issuance Advice Letter”) filed with the PUCT pursuant to the Financing Order with respect to the Bonds or any semi-annual or more frequent true-up request letters, and (C) from time to time, any information concerning the Issuer as the Representatives may reasonably request.
(x)The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue sky laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided, that the Issuer shall not be required to qualify as a foreign limited liability company or foreign corporation or dealer in securities, file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.
(xi)The Issuer will not file any amendment to the Registration Statement, any amendment or supplement to the Final Prospectus or any amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters or to which Pillsbury Winthrop Shaw Pittman LLP, which is acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to the Issuer and ETI.
(xii)So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (A) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or the rating of the Bonds or (B) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.
(b)Covenants of ETI. ETI covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):
(i)The Issuer will furnish to the Representatives and Counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and as many copies of the Pricing Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.
(ii)ETI, in its capacity as depositor and sponsor with respect to the Bonds, will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and will advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice.
(iii)To the extent applicable, not later than 16 months after the date hereof, ETI, in its capacity as depositor and sponsor with respect to the Bonds, will make generally available to its security holders (by posting on the website of ETI or its affiliates or otherwise), an earning statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act with respect to the Bonds.
(iv)ETI, in its capacity as sponsor with respect to the Bonds, will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that ETI shall not be required to qualify as a foreign limited liability company or foreign corporation or dealer in securities, file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by ETI to be unduly burdensome.
(v)ETI, in its capacity as depositor and sponsor with respect to the Bonds, will not file any amendment to the Registration Statement, any amendment or supplement to the Final Prospectus or any amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Counsel for the Underwriters shall reasonably object by written notice to ETI and the Issuer.
(vi)To the extent permitted by applicable law and the agreements and instruments that bind ETI, ETI will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.
(vii)ETI will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.
(viii)If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting ETI, the Bonds or the Transition Property or of which ETI shall be advised in writing by the Representatives shall occur that in ETI’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Pricing Prospectus or the Final Prospectus in order to make the Pricing Prospectus or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), ETI will, at ETI’s or the Issuer’s expense, amend or supplement the Pricing Prospectus or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at ETI’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Prospectus or the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Prospectus or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Prospectus or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.
(ix)During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, ETI will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).
(x)ETI will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.
(xi)To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(dd) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by ETI prior to, on or after the Closing Date, ETI shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.
(xii)The initial system restoration charge authorized pursuant to the Financing Order will be calculated in accordance with the Financing Order and will be set forth in the Issuance Advice Letter, which shall be filed by ETI with the PUCT in a form consistent with the provisions of the Financing Order, within one business day of the date hereof.
(xiii)ETI, to the extent not paid for by the Issuer, will, except as herein provided, pay or cause to be paid all reasonable expenses and taxes described in Section 8(a)(ii) hereof.
(xiv)So long as any of the Bonds are outstanding, ETI, in its capacity as servicer with respect to the Bonds, will cause the Issuer to furnish to the Representatives, if and to the extent not posted on the Issuer or its affiliate’s website, (A) a copy of any filings with the PUCT pursuant to the Financing Act and the Financing Order, including, but not limited to, any Issuance Advice Letter or any semi-annual or more frequent true-up request letters, and (B) from time to time, any information concerning the Issuer as the Representatives may reasonably request.
(xv)So long as the Bonds are rated by any Rating Agency, ETI, in its capacity as servicer with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (A) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or the rating of the Bonds or (B) any noncompliance arising from the breach by an Underwriter of the representations, warranties and covenants set forth in Section 13 hereof.
9.Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and ETI contained in this Underwriting Agreement, on the part of ETI contained in Article III of the Sale Agreement, and on the part of ETI contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and ETI made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and ETI of their obligations hereunder, and to the following additional conditions:

(a)The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York City time, on the second business day after the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or ETI pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter with the Issuer’s consent and timely provided to the Issuer or ETI shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Securities Act.
(b)No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of ETI and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of ETI or the Issuer, as the case may be, threatened by, the Commission.
(c)Counsel for the Underwriters shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Basic Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
(d)Richards, Layton & Finger, P.A., special Delaware counsel for ETI and the Issuer, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding the filing of a voluntary bankruptcy petition.
(e)Richards, Layton & Finger, P.A., special Delaware counsel for ETI and the Issuer, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain Delaware security interest matters.
(f)Norton Rose Fulbright US LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain aspects of the transactions contemplated by the Basic Documents, including the Indenture and the Trustee’s security interest under the Uniform Commercial Code, enforceability and certain Texas perfection issues.
(g)Norton Rose Fulbright US LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding various issues requested by the Representatives, including negative assurances and other corporate matters.
(h)Norton Rose Fulbright US LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain bankruptcy issues.
(i)Duggins Wren Mann & Romero, LLP, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain Texas constitutional matters relating to the Transition Property.

(j)Norton Rose Fulbright US LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain federal tax matters.
(k)Norton Rose Fulbright US LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (i) the Transition Property is not subject to the lien of ETI’s Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, as supplemented and modified, and (ii) ETI’s sale of the Transition Property to the Issuer pursuant to the Sale Agreement will not conflict with, or result in a default under, the Third Amended and Restated Credit Agreement, dated as of June 3, 2021, among ETI and the other parties named therein.
(l)Duggins Wren Mann & Romero, LLP, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to the characterization of the transfer of the Transition Property by ETI to the Issuer as a “true sale” for Texas law purposes.
(m)Norton Rose Fulbright US LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain federal constitutional matters relating to the Transition Property.
(n)Emmet Marvin & Martin LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain matters relating to the Indenture Trustee.
(o)Duggins Wren Mann & Romero, LLP, special regulatory counsel for ETI and the Issuer, shall have furnished to the representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain Texas regulatory issues.
(p)Duggins Wren Mann & Romero, LLP, special regulatory counsel for ETI and the Issuer, shall have furnished to the representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to the treatment of retail electric provider payments as System Restoration Charges.
(q)Duggins Wren Mann & Romero, LLP, counsel to ETI and the Issuer, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding various issues requested by the Representatives, including enforceability and certain Texas perfection and priority issues.
(r)Norton Rose Fulbright US LLP, counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain bankruptcy and creditors’ rights issues relating to the Issuer.
(s)Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding certain matters of Delaware law.

(t)Duggins Wren Mann & Romero, LLP, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, regarding the possibility and merits of a challenge to the securitization financing authorized by the Financing Act.
(u)Duggins Wren Mann & Romero, LLP, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, as to certain Texas tax matters.
(v)Duggins Wren Mann & Romero, LLP, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, as to the consequences of the abolishment of the PUCT or the repeal of the Financing Act by operation of the Texas Sunset Act.
(w)Duggins Wren Mann & Romero, LLP, Texas counsel for the Issuer and ETI, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to additional corporate matters.
(x)Dawn A. Balash, Esq., Assistant General Counsel—Corporate and Securities of Entergy Services, LLC, shall have furnished to the Representatives her written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to additional corporate matters.
(y)Reserved.
(z)On or prior to the date of this Underwriting Agreement and on or before the Closing Date, Deloitte & Touche LLP (the “Accounting Firm”) shall have furnished to the Representatives one or more agreed upon procedure reports regarding certain calculations and computations relating to the Bonds, contained in the Pricing Prospectus, the Final Prospectus or any Free Writing Prospectus, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to the Accounting Firm reasonably necessary in order for the Accounting Firm to issue such reports.
(aa)Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the Rating Agency letters required by subsection (dd) of this Section 9 which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Pricing Prospectus.
(ab)The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been duly authorized, executed and delivered.
(ac)Since the respective dates as of which information is given in each of the Registration Statement and the Pricing Prospectus, and as of the Closing Date, there shall have been no (i) material adverse change in the business, property or financial condition of ETI and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (ii) adverse development concerning the business or assets of ETI and its subsidiaries, taken as a whole, or the Issuer that would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of ETI and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (iii) development that would be reasonably likely to result in a material adverse change in the Transition Property, the Bonds, the Financing Order or the Financing Act.
(ad)At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings, a division of S&P Global Inc. (“S&P”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) none of Moody’s and S&P shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.
(ae)The Issuer and ETI shall have furnished or caused to be furnished to the Representatives on the Closing Date certificates of officers of ETI and the Issuer, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and ETI herein, in the Sale Agreement, the Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and ETI of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (cc) of this Section 9, as to the accuracy in all material respects of the disclosure set forth under the caption “The Financing Act – System Restoration Charges are Nonbypassable” in the Registration Statement and the Pricing Prospectus and as to such other matters as the Representatives may reasonably request.
(af)An Issuance Advice Letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the PUCT and shall have become effective.
(ag)On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Financing Act, the Financing Order and other applicable law reflecting the sale of the Transition Property under the Sale Agreement and the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware.
(ah)On or prior to the Closing Date, ETI shall have funded the capital subaccount of the Issuer with cash in an amount equal to $[_________].
(ai)The Issuer and ETI shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies on or prior to the Closing Date such opinions and certificates, including the Rating Agency Letters, as the Rating Agencies shall have reasonably requested prior to such Closing Date.
(aj)On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, of (i) a certificate that attaches a true, correct and complete copy of the Financing Order and certifies such copy to be the act and deed of the PUCT and (ii) a certificate that states the Financing Order has not been altered, rescinded, amended, modified, revoked, or supplemented as of the Closing Date.
(ak)The Issuer shall have timely complied with all requirements of Rules 15Ga-2 and 17g-10 under the Exchange Act, to the extent applicable to the transaction contemplated by this Underwriting Agreement, to the satisfaction of the Representatives.

Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (i) include the Underwriters as addressees or (ii) be accompanied by reliance letters addressed to the Underwriters referencing such letters.
If any of the conditions specified in this Section 9 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.
10.Conditions of Issuer’s Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that (a) no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date, (b) the Issuance Advice Letter described in Section 9(ff) shall have become effective, and (c) the Financing Order has not been altered, rescinded, amended, modified, revoked, or supplemented, and is irrevocable, as of the Closing Date. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party hereto to any other party hereto except as otherwise provided in Section 8(a)(ii) and Section 11 hereof.
11.Indemnification and Contribution.
(a)ETI and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter, and its directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Financing Act, the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment or supplement thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Pricing Package, the Final Prospectus, the Issuer Free Writing Prospectuses or in any amendment thereof or amendment or supplement thereto, (iii) the omission or alleged omission to state in the Registration Statement, the Pricing Prospectus, the Pricing Package, the Final Prospectus or the Issuer Free Writing Prospectuses a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any information prepared by or on behalf of the Issuer or ETI and provided to the Underwriters, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Issuer nor ETI will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or ETI or its representatives and agents, by or on behalf any Underwriter through the Representatives specifically for inclusion therein it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information set forth in Schedule IV hereto (the “Underwriter Information”), or arises out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement.
(b)Each Underwriter severally and not jointly agrees to indemnify and hold harmless ETI and the Issuer, each of ETI’s and the Issuer’s respective directors and managers, officers, employees, affiliates and each person who controls the Issuer or ETI within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from ETI and the Issuer to each Underwriter, but only with reference to the Underwriter Information. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.
(c)ETI and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, that if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of ETI, the Issuer and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.
(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, ETI, the Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and ETI, on the one hand, and by such Underwriter, on the other hand, from the offering of the Bonds. If the allocation provided by the immediately preceding sentence is unavailable for any reason, ETI, the Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of ETI, the Issuer and the applicable Underwriter respectively in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by ETI, the Issuer or such Underwriter, as the case may be. ETI, the Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director or officer of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or ETI within the meaning of either the Securities Act or the Exchange Act, each director, officer or manager of the Issuer or ETI who shall have signed the Registration Statement and each director, officer or manager of the Issuer or ETI shall have the same rights to contribution as the Issuer or ETI, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations in this Section 11 to contribute are several in proportion to the respective principal amounts of Bonds set forth opposite their names in Schedule II hereto and not joint. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting fees, discounts and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
12.Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by written notice given to ETI and the Issuer prior to delivery of and payment for the Bonds, if prior to such time (i) trading in securities generally on the New York Stock Exchange (the “NYSE”) shall have been suspended or limited or minimum prices shall have been established on the NYSE, (ii) a banking moratorium shall have been declared either by federal, State of New York or State of Texas authorities, (iii) there shall have occurred a material disruption in securities settlement, payment or clearing systems, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or (v) there shall have occurred any terrorist act in the United States or any other calamity (including any natural calamity, such as an earthquake) or crisis or any change in financial, political or economic condition in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto). Any termination hereof pursuant to this Section 12 shall be without liability of any party hereto to any other party hereto except as otherwise provided in Section 8(a)(ii) hereof and Section 11 hereof.
13.Representations, Warranties and Covenants of the Underwriters. The Underwriters, severally and not jointly, represent, warrant and agree with the Issuer and ETI that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or ETI, the Representative (a) has not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or ETI advises the Underwriters that such Rating Information is posted to a password-protected website maintained by ETI, as initial servicer of the Bonds, or any successor thereto (the “Servicer”), pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency and (b) has not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or ETI. For purposes of this Section 13, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds or maintaining a credit rating on the Bonds.
14.Absence of Fiduciary Relationship. Each of the Issuer and ETI acknowledges and agrees that the Issuer and ETI, respectively, each have arm’s length business relationships with the Underwriters and their affiliates that create no fiduciary duty on the part of the Underwriters and their affiliates in connection with all aspects of the transactions contemplated by this Underwriting Agreement, and each such party expressly disclaims any fiduciary relationship. Nothing in this Section 14 is intended to modify in any way the Underwriters’ obligations expressly set forth in the Underwriting Agreement. Notwithstanding any other provision of this Underwriting Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Issuer and ETI (and each employee, representative or other agent of the Issuer or ETI, as the case may be) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Underwriting Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuer or ETI relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal, state or local income tax treatment of the sale of the Transition Property, the collection of the system restoration charges or the payment on the Bonds, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal, state or local income tax treatment of the transactions contemplated hereby.
15.Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Underwriting Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, three days after deposit in the United States mail with proper first class postage prepaid, at the addresses specified below until otherwise provided, in writing, by the respective parties:

If to the Representatives:	c/o Goldman Sachs & Co. LLC 200 West Street, 7th Floor New York, New York 10282 Attention: Kelly Mellecker Email: kelly.mellecker@gs.com
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: [_____________] Facsimile: [_____________]
If to ETI:	Entergy Texas, Inc. 350 Pine Street Beaumont, Texas 77701 Attention: Treasurer
If to the Issuer:	Entergy Texas Restoration Funding II, LLC Capital Center 919 Congress Avenue, Suite 840-C Austin, Texas 78701 Attention: Secretary

16.Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person or entity will have any right or obligation hereunder.
17.Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.
18.Effectiveness; Counterparts. This Underwriting Agreement shall become effective upon the execution and delivery of this Underwriting Agreement by the parties hereto. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. The words “execution”, “signed” and “signature” and words of like import in this Underwriting Agreement or in any other certificate, agreement or document related to this Underwriting Agreement (to the extent not prohibited under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Any reference herein to “including” shall be deemed to be followed by the words “without limitation”.
19.Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, ETI and the Underwriters, or any of them, with respect to the subject matter hereof.

20.Qualified Financial Contracts. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among ETI, the Issuer and the several Underwriters.
Very truly yours,

Entergy Texas, Inc.
By:
Name:
Title:

Entergy Texas Restoration Funding II, LLC
By:
Name:
Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted by the
Representatives on behalf of the
Underwriters named in Schedule II hereto:

By: Goldman Sachs & Co. LLC
By:
Name:
Title:

By: Citigroup Global Markets Inc.
By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I
Underwriting Agreement dated March [__], 2022
Registration Statement Nos.: 333-259253 and 333-259253-01
Representatives:

Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.

        Goldman Sachs & Co. LLC
        200 West Street, 7th Floor
        New York, New York 10282
        Attention: Kelly Mellecker
        Email: kelly.mellecker@gs.com

c/o Citigroup Global Markets Inc.
       388 Greenwich Street
       New York, New York 10013
       Attention: [_____________]
       Facsimile: [_____________]

Title, Purchase Price and Description of Bonds:
Title:    Entergy Texas Restoration Funding II, LLC Senior Secured System Restoration Bonds, Series 2022-A

	Total Principal Amount of Tranche	Bond Rate	Price to Public
Tranche A-1	$	%	%
Tranche A-2		%	%
Total	$[290,470,000]

Aggregate price to be paid to the Issuer by the Underwriters for the Bonds:	$[_______________]
Underwriters’ fees:	$[___________]
Original Issue Discount (if any):	$[________]
Redemption provisions:	None
Other provisions:	None
Closing Date and Time:	March [__], 2022, 10:00 a.m., New York City time
Closing Location:	Offices of: Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, New York 10019

    S-I-1

SCHEDULE II
Principal Amount of Bonds to be Purchased

Name of Underwriters	Tranche A-1	Tranche A-2	Total
Goldman Sachs & Co. LLC	$	$	$
Citigroup Global Markets Inc.
Regions Securities LLC
R. Seelaus & Co., LLC
TOTAL	$	$	$[290,470,000]
S-II-1

SCHEDULE III
Schedule of Issuer Free Writing Prospectuses
A.    Free Writing Prospectuses not required to be filed with the Commission
Electronic Road Show
B.    Free Writing Prospectuses Required to be filed with the Commission pursuant to Rule 433 of the Securities Act
•Pricing Term Sheet, dated March [__], 2022, as filed with the Commission on March [__], 2022
S-III-1

SCHEDULE IV
DESCRIPTIVE LIST OF UNDERWRITER PROVIDED INFORMATION

A: Pricing Prospectus:
(a) under the heading “PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)”:
(i) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the System Restoration Bonds”,
(ii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the System Restoration Bonds” (except the last sentence thereof),
(iii) the last sentence of the second full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the System Restoration Bonds”, and
(iv) the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the System Restoration Bonds”; and
(b)    under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE SYSTEM RESTORATION BONDS”, the first sentence under the caption “The absence of a secondary market for the System Restoration Bonds might limit your ability to resell your System Restoration Bonds”.

B. Final Prospectus:
(a) under the heading “PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)”:
(i) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the System Restoration Bonds”,
(ii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the System Restoration Bonds” (except the last sentence thereof),
(iii) the last sentence of the second full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the System Restoration Bonds”, and
(iv) the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions That May Affect the Price of the System Restoration Bonds”; and
(b)    under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE SYSTEM RESTORATION BONDS”, the first sentence under the caption “The absence of a secondary market for the System Restoration Bonds might limit your ability to resell your System Restoration Bonds”.

    S-IV-1